UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2012

EXCLUSIVE BUILDING SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-170393	27-3566307
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		Number)

5137 E. Armor St., Cave Creek, AZ 85331

(Address of principal executive offices)

602.326.8290

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240,l4a-12)

       .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (1 7 CFR 240,14d-2(b))

       .   Pre-commencement communications pursuant to Rule I 3e-4(c) under the Exchange Act ( I 7 CFR 240, 13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (the "Current Report") contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations both in the United States and internationally, if applicable, operating costs, our ability to achieve revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties set forth in reports and other documents we have filed with or furnished to the Securities and Exchange Commission (the "SEC"). These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this document. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this document are made as of the date of this document and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

Unless otherwise indicated, in this Form 8-K, references to "we," "our," "us," the "Company," "Exclusive" or the "Registrant" refer to Exclusive Building Services, Inc.

Item 1.01 Entry Into a Material Definitive Agreement

Spinoff Agreement

On March 26, 2012, we entered into a Spinoff Agreement with Patricia G. Skarpa and Hallie Beth Skarpa, who were our officers and directors, as well as our largest shareholders, under which we agreed to sell all of our assets relating to the segment of our business that provided commercial cleaning services to office buildings in exchange for all of the liabilities, as defined, of the commercial cleaning business and the return by Patricia G. Skarpa and Hallie Beth Skarpa of an aggregate of 265,625,000 shares of our common stock. As a result of the Spinoff Agreement we ceased to be a company engaged in providing commercial cleaning services to office buildings.

Item 5.01 Changes in Control of Registrant

On March 26, 2012, Patricia G. Skarpa and Hallie Beth Skarpa entered into agreements with Toby McBride and Michael Jay Holly under which they agreed to sell 28,125,000 shares of common stock to each (or an aggregate of 56,250,000 shares. After the return of the 265,625,000 shares of common stock to treasury described in Item 1.01 above, Messrs. McBride and Holliday own approximately 58% of our issued and outstanding common shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Concurrent with the execution of the Spinoff Agreement described in Item 1.01 above, the Board of Directors elected Toby McBride and Michael J. Holly as Directors. Mr. McBride was also appointed as President and Chief Executive Officer, and Mr. Holly was appointed Vice President and Secretary.

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Toby McBride, 44, has over 18 years of experience in the beverage industry. He has been involved in the launch of product brands, Sobe, Arizona Iced Tea and Xyience. He began his career with Whole Foods as a National Buyer and left Whole Foods to join Sobe.

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Michael Holley, 37, has been in the beverage industry for over 16 years. He has been involved in the launch of product brands, Arizona Iced Tea and Xyience. He began his career in the wine and spirits industry launching new products and calling on key accounts.

Messrs. Holley and McBride will each devote 100% of their time to us.

Upon electing Messrs. McBride and Holly to the Board of Directors, Patricia G. Skarpa and Hallie Beth Skarpa each resigned their positions as officers and directors effective immediately. The resignations of Patricia G. Skarpa and Hallie Beth Skarpa were not in connection with any known disagreement with us on any matter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.5 Spinoff Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2012

Exclusive Building Services, Inc.

(Registrant)

/s/ Toby McBride

Toby McBride

Chief Executive Officer

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